UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)          October 12, 2004

Oracle Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	0-14376	94-2871189

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California		94065

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code     (650) 506-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01 Other Events

In connection with Proposal 4 (Approval of Oracle’s Amended and Restated 2000 Long-Term Equity Incentive Plan (the “Amended Plan”)) in its proxy statement for its 2004 Annual Meeting of Stockholders (“2004 Proxy Statement”), Oracle wishes to provide the following supplemental information with respect to the transferable equity awards:

1)	Currently outstanding options will not be modified to provide transfer rights beyond what is currently provided for under the original 2000 Long-Term Equity Incentive Plan (the “Original 2000 Plan”) without stockholder approval. At present, the Original 2000 Plan allows nonqualified stock options to be transferred only to family members, trusts and charitable institutions with the approval of the Original 2000 Plan’s administrator. One of the proposed amendments presented to our stockholders in the 2004 Proxy Statement will permit the administrator of the Amended Plan to issue nonqualified stock options and other equity awards, which participants could have the right to transfer more broadly to additional third parties. We wish to clarify that the amendment will apply only to future equity compensation awards.

2)	In the event we issue broadly transferable equity awards, we intend to seek approval from our stockholders of the implementation of any program that effects the transfer of all such awards in excess of one percent of our then outstanding common stock and that requires substantial facilitation by Oracle.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: October 12, 2004	By:	/s/ Harry L. You

Harry L. You
Executive Vice President and Chief Financial Officer